Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Quintiles Transnational Holdings Inc. of our report dated February 15, 2013 relating to the financial statements and financial statement schedules of Quintiles Transnational Holdings Inc., which appears in its prospectus filed in connection with its Registration Statement on Form S-1 (File No. 333-186708).

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
January 6, 2014